UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section - Financial Information

Item 2.02	Results of Operations and Financial Condition

The registrant hereby incorporates by reference the disclosure made in Item 7.01 below.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

Cytomedix, Inc. (the “Company’) is furnishing the slides that the Company intends to use in investor meetings beginning on July 10, 2012 in this Current Report on Form 8-K, pursuant to this Item 7.01, as Exhibit 99.1, and are incorporated herein by reference. The slide presentation includes certain financial data relating to the Company’s cash balance as of June 30, 2012 and Angel revenues for the second quarter ended June 30, 2012 which should be considered preliminary. The Company’s closing process for the second quarter of fiscal 2012 has not yet been completed. Therefore, such financial data presented therein is estimated and is subject to change to reflect any adjustments that are identified before the Company completes its financial statements and files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Without limiting the generality of the foregoing, the text of the slide from the slide presentation entitled “Forward Looking Statements” is incorporated by reference into this Item 7.01. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, and such information is not incorporated by reference into any registration statements or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing, except as shall be expressly set forth by specific reference to this filing.

Section 9 – Exhibits

Item 9.01	Exhibits

99.1	Slide presentation (furnished pursuant to Item 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer

Date: July 9, 2012